                                   EXHIBIT 11

                      VALLEY FORGE DENTAL ASSOCIATES, INC.
        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                          SIX MONTHS
                                                   YEAR ENDED               ENDED        SIX MONTHS
                                                  DECEMBER 31,             JUNE 30,        ENDED
                                            -------------------------        1996         JUNE 30,
                                               1995           1996        (UNAUDITED)       1997
                                            ----------     ----------     ----------     ----------
Weighted average common shares
  outstanding(1)........................... $4,335,070     $4,335,070     $4,335,070     $4,335,070
                                            ----------     ----------     ----------     ----------
Common stock options, as if converted(2)...     25,840         25,840         25,840         25,840
                                            ----------     ----------     ----------     ----------
Pro forma common and common equivalent
  shares...................................  4,360,910      4,360,910      4,360,910      4,360,910
                                            ----------     ----------     ----------     ----------
Common equivalent -- debt retired..........    121,538        428,775        387,621      1,291,094
                                            ----------     ----------     ----------     ----------
Supplemental common and common equivalent
  shares...................................  4,482,448      4,789,685      4,748,531      5,652,004
                                            ----------     ----------     ----------     ----------
Historical net loss........................   (383,984)      (502,884)      (220,490)      (292,236)
                                            ----------     ----------     ----------     ----------
Add -- accretion of mandatorily redeemable
  common stock.............................         --             --             --        153,541
                                            ----------     ----------     ----------     ----------
Pro forma net loss.........................   (383,984)      (502,884)      (220,490)      (138,695)
                                            ----------     ----------     ----------     ----------
Add -- dividends on preferred shares.......     16,000         64,000         32,000         32,000
Add -- elimination of interest upon assumed
  payment of debt..........................     12,635        344,377        143,745        461,693
                                            ----------     ----------     ----------     ----------
Supplemental net income per common and
  common equivalents....................... $ (355,349)    $  (94,507)    $  (44,745)    $  354,998
                                            ==========     ==========     ==========     ==========
Historical net loss per weighted average
  common equivalent........................ $    (0.09)    $    (0.12)    $    (0.05)    $    (0.07)
                                            ----------     ----------     ----------     ----------
Pro forma net loss per weighted average
  common equivalent........................      (0.09)         (0.12)         (0.05)         (0.03)
                                            ----------     ----------     ----------     ----------
Supplemental net (loss) income per weighted
  average common equivalent................ $    (0.08)    $    (0.02)    $    (0.01)    $     0.06
                                            ----------     ----------     ----------     ----------

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(1) Calculated using the treasury stock method.

(2) Common stock options, as if converted issued at prices below the public offering price during the 12 months immediately preceding the filing of this initial Registration Statement and through the effective date of such Registration Statement have been calculated using the treasury stock method based upon the estimated initial public offering price and have been included in all years regardless of whether they are dilutive.